                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                      Securities and Exchange Act of 1934

                              (Amendment No. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                                 GOTO.COM, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)   Title of each class of securities to which transaction applies:


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         2)   Aggregate number of securities to which transaction applies:


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         3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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         4)   Proposed maximum aggregate value of transaction:


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         5)   Total fee paid:


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[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identifying the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:


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         2)   Form, Schedule or Registration Statement No.:


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         3)   Filing Party:


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         4)   Date Filed:


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

                                 GOTO.COM, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To the Stockholders of GOTO.COM, INC.:

     On Thursday, May 25, 2000, GoTo.com, Inc. ("GoTo.com") will hold its 2000 Annual Meeting of Stockholders at the Sheraton Universal Hotel at 333 Universal Terrace Parkway, Universal City, California 91608. The meeting will begin at 10:00 a.m., local time, for the following purposes:

     1.   To elect two Class I directors;

     2.   To amend our 1998 Stock Plan;

     3. To approve the appointment of Ernst & Young LLP as our independent auditors for fiscal 2000; and

     4.   To attend to other business properly presented at the meeting.

     Only stockholders who owned stock at the close of business on March 28, 2000 can vote at this meeting or any adjournments that may take place. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 74 N. Pasadena Avenue, Third Floor, Pasadena, California 91103.

     Whether or not you expect to attend the meeting in person, you are urged to sign, date, and return the enclosed proxy card, vote electronically via the Internet or vote by telephone at your earliest convenience to ensure the presence of a quorum at the annual meeting.

     If you send in your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE THREE PROPOSALS OUTLINED IN THIS PROXY STATEMENT. Please refer to the Proxy Statement for detailed information on each of the proposals.

     GoTo.com's 1999 Annual Report to Stockholders accompanies this Notice of Annual Meeting of Stockholders and Proxy Statement.

                                    Very truly yours,


                                    /s/ Todd Tappin
                                    -------------------------------------------
                                    Todd Tappin
                                    Chief Financial Officer and Secretary



Pasadena, California
April 26, 2000

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

     The accompanying proxy is solicited by the Board of Directors (the "Board") of GoTo.com, Inc. ("GoTo.com" or the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, May 25, 2000, at 10:00 a.m., local time, and at any adjournment that may take place.

     The Annual Meeting will be held at the Sheraton Universal Hotel at 333 Universal Terrace Parkway, Universal City, California 91608. The date of this Proxy Statement is April 26, 2000 and we anticipate sending the proxy materials to stockholders on or about April 26, 2000.

                       SOLICITATION AND VOTING OF PROXIES

     The following is important information in a question-and-answer format regarding the Annual Meeting and this Proxy Statement.

Q:   WHAT MAY I VOTE ON?

A:   (1) The election of two Class I directors to serve on our Board;

     (2) The amendment of our 1998 Stock Plan;

     (3) The approval of the appointment of Ernst & Young LLP as our independent auditors for fiscal 2000; and

     (4) Any other business properly presented at the meeting.

Q:   HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

A: The Board recommends a vote FOR the nominees standing for re-election as directors, FOR the amendment of our 1998 Stock Plan, and FOR the appointment of Ernst & Young LLP as our independent auditors for fiscal 2000.

Q:   WHO IS ENTITLED TO VOTE?

A: Stockholders as of the close of business on March 28, 2000 (the "Record Date") are entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held on the Record Date. As of the Record Date, 49,054,354 shares of GoTo.com's Common Stock were issued and outstanding.

Q:   HOW DO I VOTE?

A: You may vote in person at the Annual Meeting or by signing and dating each proxy card you receive and returning it in the prepaid envelope. You may also be able to vote electronically via the Internet or by telephone as outlined on the proxy card. Please note that there are separate Internet and telephone voting arrangements, depending upon whether shares are registered in your name or in the name of a broker or bank.

Q:   HOW CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

A: You have the right to revoke your proxy and change your vote at any time before the meeting by notifying our Secretary, by returning a later-dated proxy card or by re-voting electronically via the Internet or by telephone. You may also revoke your proxy and change your vote by voting in person at the meeting.

Q:   WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: It means you hold shares in more than one account. Sign and return all proxies to ensure that all your shares are voted.



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

Q:  WHO WILL COUNT THE VOTE?

A: Representatives of ChaseMellon Shareholder Services ("Inspector"), GoTo.com's transfer agent, will count the votes. We believe that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

Q:  HOW MANY VOTES ARE NEEDED TO APPROVE A PROPOSAL?

A: The number of votes needed to approve a proposal varies depending on the nature of the proposal. For the election of the directors being presented at the 2000 Annual Meeting, a plurality of the shares voted at the meeting, whether in person or by proxy, must vote in favor of the proposal, provided a "quorum" is present at the meeting. For the other proposals being presented, a majority of the shares voted at the meeting, whether in person or by proxy, must vote in favor of the proposal, provided a "quorum" is present at the meeting. A quorum is a majority of the issued and outstanding shares entitled to vote at a meeting. They may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held and action to be validly taken. Abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A withheld vote is the same as an abstention. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will not be counted as present with respect to that matter for purposes of establishing a quorum.

Q:  HOW WILL MY PROXY BE EXERCISED?

A: All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal.

Q:  WHO CAN ATTEND THE ANNUAL MEETING?

A: All stockholders as of the Record Date can attend. If your shares are held in the name of a broker or other nominee, please bring proof of stock ownership with you to the Annual Meeting. A copy of your brokerage account statement or an omnibus proxy (which you can get from your broker) will serve as proof of stock ownership.

Q:  HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A: We do not know of any other business to be considered at the 2000 Annual Meeting other than the proposals described in this Proxy Statement. If any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Ted Meisel, GoTo.com's President and Chief Executive Officer, and/or Todd Tappin, GoTo.com's Chief Financial Officer and Secretary, to vote on such matters.

Q:  WHO PAYS FOR THE PROXY SOLICITATION PROCESS?

A: GoTo.com bears the cost of soliciting proxies, including the reimbursement to brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q: MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OF STOCKHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A: You may submit proposals for consideration at future stockholder meetings, including director nominations.

    In order for a stockholder proposal or stockholder nomination for director to be considered for inclusion in GoTo.com's Proxy Statement for next year's annual meeting, the stockholder must deliver to the Secretary of GoTo.com at GoTo.com's principal executive offices written notice of such proposal or nomination not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the meeting. If,


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

    however, public announcement of the date of the annual meeting is given to stockholders less than 95 days prior to the date of the meeting, then the stockholder must deliver written notice of such proposal or nomination not later than the close of business on the 7th day following the day on which GoTo.com first makes public announcement of the date of the meeting. Any written notice of a proposal or director nomination will need to comply with SEC regulations and also will need to include such information as is required under our Bylaws.

    You may contact GoTo.com's Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

     The Board currently consists of seven (7) members. The directors are divided into three classes, designated Class I, Class II and Class III, each serving a staggered three-year term. Class I, whose terms will expire at our 2000 Annual Meeting of Stockholders, consists of Jeffrey S. Brewer, Timothy Draper and Robert Kavner; Class II, whose terms will expire at our 2001 Annual Meeting of Stockholders, consists of William Elkus and William Gross; Class III, whose terms expire at our 2002 Annual Meeting of Stockholders, consists of Linda Fayne Levinson and Ted Meisel. Mr. Draper has advised GoTo.com that he will not be standing for re-election. As a result, effective at the 2000 Annual Meeting, the Board has approved a reduction in the size of the Board to six (6) members, and only two (2) Class I members will be standing for re-election. If either nominee is unable to stand for re-election, the Board may further reduce the size of the Board, designate a substitute or leave a vacancy unfilled. If a substitute is designated, proxies voting on the original director candidate will be cast for the substituted candidate. The Board has no reason to believe that any nominee will be unwilling or unable to serve if elected as director.

     At each Annual Meeting of Stockholders, directors will be elected for a full term of three years to succeed those directors whose terms are expiring. Management's nominees to serve as the Class I directors are Jeffrey S. Brewer and Robert M. Kavner. Please see "Information about GoTo.com - Directors" for information concerning the nominees. If elected, the nominees will serve as Directors until GoTo.com's Annual Meeting in 2003 and until their respective successors are elected and qualified.


                     INFORMATION ABOUT GOTO.COM - DIRECTORS

DIRECTORS OF GOTO.COM

     This section sets forth information concerning the current directors age and background, including the Class I nominees to be elected at this meeting.

JEFFREY S. BREWER                       Executive Chairman since February 2000
Age 31                                                Director since June 1998

      Mr. Brewer has served as Executive Chairman of the Board since February 2000 and as a Director since June 1998. From March 1998 to May 1999 he also served as President, and from March 1998 until January 2000, he also served as Chief Executive Officer. From August 1995 to January 1998, he was a founder and served as Chief Technology Officer of Ticketmaster Online-CitySearch, Inc. (formerly CitySearch, Inc.), an online provider of city guides and live event ticketing. From June 1994 to August 1995, he served as Manager of Online Development at Knowledge Adventure, Inc., an educational software developer of multimedia CD-ROMs for children. Mr. Brewer received his B.A. in Economics from Southern Methodist University.

WILLIAM ELKUS
Age 48                                            Director since March 1999

      Mr. Elkus has served as a Director of GoTo.com since March 1999. Mr. Elkus has served as Managing Director of idealab! Capital Management I, LLC, a venture capital firm, since March 1998. From January 1994 to December 1997, he was a co-founder and served as Managing Director of Klein Investment Group LP, a merchant bank. He serves on the board of directors of several private companies. Mr. Elkus received a S.B. in Mathematics from MIT, a S.M. in Management from MIT Sloan School of Management and a J.D. from Harvard Law School.

WILLIAM GROSS
Age 40                                            Director since September 1997

      Mr. Gross has served as a Director of GoTo.com since its inception. He also served as President and Chief Executive Officer of GoTo.com from its inception until March 1, 1998 and served as Chairman of the Board from GoTo.com's inception until November 1998. Since March 1996, Mr. Gross was a founder and served as Chairman of the Board, Chief Executive Officer and President of Bill Gross' idealab!, an incubator and venture capital firm specializing in Internet companies. He also has served as a Managing Director of idealab! Capital Management I, LLC, a venture capital firm, since March 1998. From June 1991 to January 1997, he served as Chairman of Knowledge Adventure, Inc., an educational software developer of multimedia CD-ROMs for children, which was founded by Mr. Gross. From February 1986 to March 1991, he was a developer at Lotus Development Corporation. Mr. Gross serves on the board of directors of Ticketmaster Online-CitySearch, Inc. (formerly CitySearch, Inc.), an online provider of city guides and live event ticketing. He also serves on the board of directors of several private companies. Mr. Gross received his B.S. in Mechanical Engineering from the California Institute of Technology.

ROBERT M. KAVNER                                   Director since November 1998
Age 56

      Mr. Kavner has served as a Director since November 1998 and as Chairman of the Board from November 1998 to January 2000. Mr. Kavner has served as a General Partner of Bill Gross' idealab!, an incubator and venture capital firm specializing in Internet companies, since December 1998. From September 1995 to December 1998, he served as President and Chief Executive Officer of On Command Corporation, a supplier of in-room entertainment and information services to the lodging industry. From June 1994 to September 1995, he served as an advisor to Creative Artists Agency. From May 1984 to May 1994, he served as an Executive Vice President of AT&T, where he acted as Chief Executive Officer of Multimedia Products and Services. Mr. Kavner currently serves on the board of directors of the following public companies: Fleet Boston Corporation, Earthlink Networks, Ticketmaster Online-CitySearch, Inc. (formerly CitySearch, Inc.) and Jupiter Communications Inc. He also serves on the board of directors of several private companies. Mr. Kavner received his B.B.A. in Business Management from Adelphi University.

LINDA FAYNE LEVINSON                               Director since November 1998
Age 58

      Ms. Levinson has served as a Director of GoTo.com since November 1998. Ms. Levinson has served as a principal of Global Retail Partners, L.P., a private equity investment fund financing early stage companies, since April 1997. From 1994 to 1997, she served as President of Fayne Levinson Associates, a management consulting firm. Ms. Levinson serves on the board of directors of NCR Corporation, Administaff Inc., Jacobs Engineering Group Inc., Exactis.com, Inc. and Cybersource Corp. She also serves on the board of directors of several private companies. Ms. Levinson received her A.B. in Russian Studies from Barnard College, her M.A. in Russian Literature from Harvard University, and her M.B.A from New York University.

TED MEISEL                                        Director since February 2000
Age 36

      Mr. Meisel has served as a Director and as Chief Executive Officer since February 2000, and he has served as President since May 1999. From December 1998 until January 2000, he also served as Chief Operating Officer. From April 1996 to November 1998, Mr. Meisel served in a variety of roles at Ticketmaster Online-CitySearch, Inc. (formerly CitySearch, Inc.), an online provider of city guides and live event ticketing, most recently as Vice President of the Products and Technology Group. From November 1991 to March 1996, he worked at McKinsey & Company, a management consulting firm, most recently as an Engagement Manager. Mr. Meisel holds a B.A. in History from Dartmouth College and a J.D. from Stanford Law School.

     RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

     There are no family relationships among any of the directors or executive officers of GoTo.com.

     BOARD MEETINGS AND COMMITTEES

     The Board held twelve (12) meetings during fiscal 1999. The Board has established the following two standing committees:

     Compensation Committee. The Compensation Committee makes recommendations to the Board on compensation for GoTo.com's executive officers and administers our 1998 Stock Plan and our 1999 Employee Stock Purchase Plan. During fiscal 1999, the Committee, which currently consists of Messrs. Brewer, Gross and Kavner, met nine (9) times. Messr. Brewer was also an officer of GoTo.com during fiscal 1999 and remains so. During fiscal 1999, Mr. Brewer served as Chief Executive Officer, and he currently serves as Executive Chairman of the Board.

     Audit Committee. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement with GoTo.com's independent public accountants, reviews the independence of GoTo.com's independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of GoTo.com's internal accounting controls. During fiscal 1999, the Committee, which currently consists of Messrs. Draper and Kavner and Ms. Levinson, met three (3) times. All members of the audit committee are independent, as such term is defined under Rule 4200(a)(15) of the National Association of Securities Dealers.

     The Board currently has no nominating committee or committee performing a similar function. All Board and Committee members attended more than 75% of the combined meetings of the Board and Committees, except Timothy Draper, who attended 73% of the combined meetings.

     DIRECTOR COMPENSATION

     Except for the grants of stock options, we do not currently compensate our directors. Directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board or any committees thereof. The directors who are employees of our company are generally eligible to participate in our 1998 Stock Plan and in our 1999 Employee Stock Purchase Plan.

     RECOMMENDATION OF THE BOARD

     YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                      PROPOSAL TWO: APPROVAL OF AMENDMENTS
                          TO GOTO.COM'S 1998 STOCK PLAN

     GoTo.com currently grants options to its employees, directors and consultants under its 1998 Stock Plan. As of February 29, 2000, options to purchase a total of 3,011,620 shares were outstanding under the 1998 Stock Plan, and options to purchase 1,966,134 shares remained available for grant thereunder. Unless terminated sooner, the 1998 Stock Plan will terminate automatically in 2008. The total number of shares currently authorized for issuance under the 1998 Stock Plan is 10,320,893. Under the terms of the 1998 Stock Plan, the number of shares reserved for future grants will increase annually, effective January 1, by an amount equal to the lesser of:

o        7,500,000 shares

o        4% of the outstanding shares on such date, or

o        a lesser amount determined by the Board.

     GENERAL

     The 1998 Stock Plan provides for the grant of both incentive and nonstatutory stock options and stock purchase rights. Incentive stock options granted under the 1998 Stock Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code (the "Code"). Nonstatutory stock options granted under the 1998 Stock Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" below for a discussion of the tax treatment of options.

     ADMINISTRATION

     The 1998 Stock Plan may be administered by the Board or a committee of the Board. Any such committee shall, in the case of options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, consist of two or more "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code. The 1998 Stock Plan administrator has the power to determine the terms of the options or stock purchase rights granted, including the exercise price, the number of shares subject to each option or stock purchase right, exercisability and the form of consideration payable upon exercise. The Board has the authority to amend, suspend or terminate the 1998 Stock Plan, provided that no such action may affect any share of common stock previously issued and sold or any option previously granted under the 1998 Stock Plan.

     TERMS OF OPTIONS AND STOCK PURCHASE RIGHTS

     Options and stock purchase rights granted under the 1998 Stock Plan are not generally transferable by the optionee, and each option and stock purchase right is exercisable during the lifetime of the optionee only by the optionee. Options granted under the 1998 Stock Plan generally must be exercised within three (3) months of the optionee's separation of service from GoTo.com, or within twelve
(12) months after the optionee's termination by death or disability, but in no event later than the expiration of the option's ten (10)-year term. In the case of stock purchase rights, unless the administrator determines otherwise, the optionee's restricted stock purchase agreement will grant GoTo.com a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service for GoTo.com for any reason (including death or disability). The purchase price for shares repurchased pursuant to the purchaser's restricted stock purchase agreement will be the original price paid by the purchaser and may be paid by cancellation of any indebtedness to GoTo.com. The repurchase option will lapse at a rate determined by the administrator. The exercise price of all incentive stock options granted under the 1998 Stock Plan must be at least equal to the fair market value of the Common Stock of GoTo.com on the date of grant. The exercise price of nonstatutory stock options and stock purchase rights granted under the 1998 Stock Plan is determined by the administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, the exercise price must at least be equal to the fair market value of the Common Stock of GoTo.com on the date of grant. As of March 28, 2000, the closing price of GoTo.com's Common Stock as reported on the Nasdaq National Market System was $46.875 per share. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of GoTo.com's outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value of the common stock on the date of grant, and the term of any incentive stock option must not exceed five (5) years. The term of all other options granted under the 1998 Stock Plan may not exceed ten (10) years.

     EFFECT OF MERGER OR SALE OF ASSETS

     The 1998 Stock Plan provides that, in the event of a merger of GoTo.com with or into another corporation or a sale of substantially all of GoTo.com's assets, each outstanding option and stock purchase right will be assumed or an equivalent option or stock purchase right substituted by the successor corporation. If each outstanding option or stock purchase right is not assumed or substituted, the administrator is required to notify the optionees that each such option or stock purchase right will be fully vested and exercisable, including shares as to which it would not otherwise be vested or exercisable, for a period of fifteen (15) days from the date of notice, and the option or stock purchase right will terminate upon the expiration of such period.

     FEDERAL INCOME TAX INFORMATION

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two (2) years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than twelve (12) months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% stockholder of the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by
Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than twelve (12) months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

     Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, because the Company may repurchase the stock when the purchaser ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture (i.e., when the Company's right of repurchase lapses). The purchaser's ordinary income is measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to right of repurchase.

     The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of purchase), an election pursuant to
Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director or 10% stockholder of the Company.

     The foregoing is only a summary of the effect of federal income taxation upon optionees and the Company with respect to the grant and exercise of options under the Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

     PROPOSED AMENDMENT

     To ensure that GoTo.com can continue to grant stock options to employees at levels determined appropriate by the Board and the Compensation Committee of the Board, the stockholders are being asked to amend the 1998 Stock Plan to (i) approve an increase in the number of shares reserved for issuance by an additional 5,000,000 shares and (ii) increase the percentage of the annual increase in the number of shares reserved for issuance from 4% of the outstanding shares on such date to 5% of the outstanding shares on such date. The Board believes that these amendments are necessary in order to continue GoTo.com's policy of equity ownership by employees, directors and consultants as an incentive for these persons to exert maximum efforts.

     RECOMMENDATION OF THE BOARD

     YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO GOTO.COM'S 1998 STOCK PLAN.

                 PROPOSAL THREE: APPROVAL OF THE APPOINTMENT OF
                    ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

     The Board has approved the appointment of Ernst & Young LLP as our independent auditors for fiscal 2000, subject to your approval. Ernst & Young LLP has served as our independent auditors since 1999. Representatives of Ernst & Young LLP will attend the Annual Meeting to answer appropriate questions.

     Audit services provided by Ernst & Young LLP during fiscal 1999 included an audit of GoTo.com's financial statements, a review of GoTo.com's Annual Report and certain other filings with the SEC and certain other governmental agencies. In addition, Ernst & Young LLP provided various non-audit services to GoTo.com during fiscal 1999.

     In the event that the stockholders do not approve the selection of Ernst & Young LLP, the appointment of the independent auditors will be reconsidered by the Board.

     RECOMMENDATION OF THE BOARD

     YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR FISCAL 2000.

     At the date of this Proxy Statement, the Board knows of no other business that will be conducted at the 2000 Annual Meeting of Stockholders of GoTo.com other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

RELATED PARTY TRANSACTIONS

     FINANCING TRANSACTION

     In April 1999, GoTo.com issued a total of 3,628,447 shares of Series D Preferred Stock to various investors at a purchase price of $6.89 per share. Of the total number of shares of Series D Preferred Stock issued, 703,993 were issued to idealab! Holdings, L.L.C., 370,110 were issued to entities affiliated with idealab! Capital Management I, LLC, 230,831 shares were issued to entities affiliated with Draper Fisher Jurvetson, 571,604 shares were issued to entities affiliated with Moore Capital Management, Inc., and 190,230 shares were issued to entities affiliated with Global Retail Partners, L.P.

     EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

     GoTo.com has not entered into employment agreements with its executive officers, and their employment may be terminated at any time at the discretion of GoTo.com's Board. GoTo.com has entered into change in control severance agreements with approximately fifteen (15) of its management employees, including Ted Meisel, Todd Tappin, Harry Chandler, James B. Gallinatti Jr. and Stephanie A. Sarka, who are executive officers of GoTo.com. These agreements provide that, in the event of the employee's involuntary termination without cause within twelve (12) months after a change in control of GoTo.com, the employee will be entitled to six months of severance pay, potential payments for health care continuation coverage and immediate vesting of his or her options.

     TRANSACTIONS WITH PROMOTERS

     Listed below are all transactions between GoTo.com and Bill Gross' idealab! in the fiscal year ended December 31, 1999.

     1. From January 1, 1999 through March 31, 1999, Bill Gross' idealab! provided GoTo.com with management services, such as payroll and benefits administration, facilities management and Internet connection and email services.

     2. On February 1, 1999, GoTo.com entered into a Sublease Agreement with Bill Gross' idealab! for approximately 10,506 square feet of office space. The lease term was from February 1, 1999 until January 31, 2003 and was cancelable with a 90-day written notice by GoTo.com. The lease provided for a rate of $2.00 per square foot per month, to increase by $0.10 each year of the lease term. The Sublease Agreement amended a short-form Lease Term agreement between the parties dated October 7, 1998. This sublease agreement has been terminated.

     3. On July 12, 1999, GoTo.com entered into a Premises Agreement with Bill Gross' idealab! for approximately 9,906 square feet of office space. The lease term was from August 7, 1999 until January 15, 2000. The agreement provided for a rate of $1.50 per square foot per month through December 31, 1999, and $1.83 per square foot per month from January 1, 2000 until the end of the term of the agreement. This premises agreement has terminated.

     4. On December 14, 1999, GoTo.com entered into a Sublease Agreement with Bill Gross' idealab! for approximately 58,000 square feet of office space. The lease term is from January 15, 2000 until October 31, 2004. The lease provides for a rate of $2.00 per square foot per month to decrease to $1.78 over the term of the agreement.

     5. On March 3, 2000, GoTo.com entered into a Stockholder Agreement with Bill Gross' idealab!, which provides, among other things, that Bill Gross' idealab! will not and will cause its affiliates not to, directly or indirectly, except with the prior written consent of our Board of Directors and, without limitation, a majority of our directors who are not, and have not been for the previous twelve months, affiliates of Bill Gross' idealab! or any of its affiliates or associates:

     o become a beneficial owner of 35% or more of the outstanding common stock of GoTo.com;

     o    transfer beneficial ownership of any common stock of GoTo.com except
          (A) pursuant to the terms of a merger, consolidation or liquidation of, or tender offer or other business combination transaction with respect to GoTo.com, in each case approved by our Board of Directors and, without limitation, by a majority of our directors who are not, and have not been for the previous twelve months, affiliates of Bill Gross' idealab! or any of its affiliates or associates; (B) pro rata distributions by certain of the affiliated venture funds of Bill Gross' idealab! of shares of common stock of GoTo.com to their limited partners consistent with past practice, or (C) other transfers to third parties, provided that any such third party (together with any of its affiliates and associates) would not, to the knowledge of Bill Gross' idealab! after inquiry, following the completion of such transfer, beneficially own 15% or more of the outstanding common stock of GoTo.com; or

     o knowingly assist or advise, or knowingly provide or arrange financing to facilitate, another person or entity, or group of persons or entities acting in concert, to become the beneficial owner of 15% or more of the outstanding common stock of GoTo.com

     Further, the Stockholder Agreement also provides that, until March 3, 2002, so long as Bill Gross' idealab! is the beneficial owner of at least 20% of the outstanding common stock of GoTo.com, we will not, without the prior written consent of Bill Gross' idealab!, adopt a "shareholder rights plan" (commonly referred to as a "poison pill"); provided, however, that if, in the good faith judgment of our Board, after consideration of its fiduciary duties, adoption of such a shareholder rights plan would be in the best interests of our shareholders, we may adopt such a shareholder rights plan without the consent of Bill Gross' idealab! so long as the percentage thresholds set forth in such plan are no more restrictive to Bill Gross' idealab! than the terms of the Stockholder Agreement. If we adopt a shareholder rights plan, the Stockholder Agreement will terminate and be of no further force or effect.

                             PRINCIPAL STOCKHOLDERS

PRINCIPAL OWNERSHIP OF GOTO.COM COMMON STOCK

     The following table shows the number of shares of GoTo.com Common Stock owned as of February 29, 2000 by:

     o each of our stockholders who is known to be the beneficial owner of more than 5% of our common stock

     o    each of our directors

     o each of our executive officers listed in the Summary Compensation Table, and

     o    all of our directors and executive officers as a group

     Except as indicated herein, and as provided by applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

     Applicable percentages of ownership are based on 48,990,386 shares of common stock outstanding as of February 29, 2000.

     Beneficial ownership is determined in accordance with rules of the SEC. For purposes of calculating beneficial ownership, common stock subject to options currently exercisable or exercisable on or prior to 60 days after February 29, 2000 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

                            PRINCIPAL STOCK OWNERSHIP


                            NAME OF INDIVIDUALS OR
                              IDENTITY OF GROUP                                   NUMBER OF SHARES      PERCENT OF TOTAL
-------------------------------------------------------------------------------   ----------------      -----------------
Bill Gross' idealab! (1).................................................              13,367,331             27.3%
Entities affiliated with idealab! Capital Management I, L.L.C. (2).......               3,033,684              6.2
Gilder, Gagnon, Howe & Co.  (3)..........................................               2,761,900              5.6
Entities affiliated with Moore Capital Management, Inc. (4)..............               3,970,956              8.1
Jeffrey S. Brewer (5)....................................................               1,701,869              3.5
Timothy Draper (6).......................................................               1,862,799              3.8
William Elkus (7)........................................................               3,033,684              6.2
William Gross (8)........................................................              16,402,760             33.5
Robert M. Kavner.........................................................                  20,000                *
Linda Fayne Levinson (9).................................................               2,020,673              4.1
Ted Meisel (10)..........................................................                 805,728              1.6
James B. Gallinatti Jr. (11).............................................                 384,905                *
All directors and officers as a group (12)...............................              24,404,482             49.8

------------------

* Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1) This information is based solely upon a Schedule 13D/A filed March 6, 2000. The address of Bill Gross' idealab! is 130 West Union Street, Pasadena, California 91103.

(2) This information is based solely upon a Schedule 13G filed February 14, 2000. The address of idealab! Capital Management I, LLC is 130 West Union Street, Pasadena, California 91103.

(3) This information is based solely upon a Schedule 13G/A filed February 14, 2000. The address of Gilder, Gagnon, Howe & Co. is 1775 Broadway, 26th Floor, New York, New York 10019.

(4) The address of Moore Capital Management, Inc. is 1251 Avenue of the Americas, 53rd Floor, New York, New York 10020.

(5) Includes shares subject to a right of repurchase by GoTo.com as of February 29, 2000, which right of repurchase lapses as to such shares over a two and one-half year period and a four-year period. Also includes options which, if exercised, would be subject to a right of repurchase by GoTo.com as of February 29, 2000, which right of repurchase lapses as to such shares over a four-year period.

(6) Includes 1,453,800 shares held of record by entities affiliated with Draper Fisher Jurvetson and 408,999 shares held of record by the Timothy Draper Living Trust. The number of shares held by the Timothy Draper Living Trust is based solely upon a Schedule 13G filed on February 14, 2000. Mr. Draper is a Managing Director of Draper Fisher Jurvetson and a trustee of the Timothy Draper Living Trust, and exercises voting and investment power over shares held beneficially by those entities. Mr. Draper disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(7) This information is based solely upon a Schedule 13G filed February 14, 2000 and a Schedule 13D filed January 3, 2000. Mr. Elkus disclaims beneficial ownership of these shares that are held by idealab! Capital Management I, L.L.C. or its affiliates, except to the extent of his pecuniary interest therein.

(8) This information is based solely upon a Schedule 13D/A filed March 6, 2000. Mr. Gross disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(9) Represents 2,020,673 shares held of record by Global Retail Partners, L.P. and its affiliates. Ms. Levinson is a principal of Global Retail Partners, L.P. Ms. Levinson disclaims beneficial ownership of all shares owned by Global Retail Partners, L.P. and its affiliates, except for any proportional interest in such shares.

(10) Includes shares subject to a right of repurchase by GoTo.com as of February 29, 2000, which right of repurchase lapses as to such shares over a four-year period. Also includes options which, if exercised, would be subject to a right of repurchase by GoTo.com as of February 29, 2000, which right of repurchase lapses as to such shares over a four-year period.

(11) Includes shares subject to a right of repurchase by GoTo.com as of February 29, 2000, which right of repurchase lapses as to such shares over a four-year period. Also includes options which, if exercised, would be subject to a right of repurchase by GoTo.com as of February 29, 2000, which right of repurchase lapses as to such shares over a four-year period.

(12) Includes shares subject to a right of repurchase by GoTo.com as of February 29, 2000, which right of repurchase lapses as to such shares over a four-year period. Also includes options which, if exercised, would be subject to a right of repurchase by GoTo.com as of February 29, 2000, which right of repurchase lapses as to such shares over a four-year period.

               COMPENSATION OF EXECUTIVE OFFICERS AND OTHER MATTER

SUMMARY COMPENSATION TABLE

     The table below summarizes the compensation earned for services rendered to GoTo.com in all capacities for the fiscal year ended December 31, 1999, by each person serving as GoTo.com's Chief Executive Officer in the fiscal year ended December 31, 1999 and its next most highly compensated executive officer who earned more than $100,000 during the fiscal year ended December 31, 1999. These executives are referred to as the named executive officers elsewhere in this Proxy Statement. No other GoTo.com executive officer earned more than $100,000 in salary and bonus during the fiscal year ended December 31, 1999.

                                                                                                      LONG-TERM
                                                                                                     COMPENSATION
                                                                                                        AWARDS
                                                                                                    -------------
                                                                      ANNUAL COMPENSATION             SECURITIES
                                                                   --------------------------         UNDERLYING
NAME AND PRINCIPAL POSITION                           YEAR         SALARY ($)        BONUS ($)      OPTIONS (#) (2)
---------------------------                           ----         ----------        ---------      ---------------
Jeffrey S. Brewer(1)...........................       1999         $ 85,000                --             100,000
   Executive Chairman
James B. Gallinatti Jr.........................       1999         $ 98,750          $ 37,500                  --
   Senior Vice President of Sales and Service

(1) Mr. Brewer has served as Executive Chairman of the Board since February 2000, served as Chief Executive Officer from March 1, 1998 until January 31, 2000, and served as President from March 1998 to May 1999.

(2) These options were granted pursuant to GoTo.com's 1998 stock option plan and are options to purchase common stock of GoTo.com.

OPTION GRANTS DURING LAST FISCAL YEAR

     The following table sets forth certain information with respect to stock options granted to each of the named executive officers in the fiscal year ended December 31, 1999, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the SEC and do not represent GoTo.com's estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of GoTo.com's common stock.

     In fiscal year 1999, GoTo.com granted options to purchase up to an aggregate of 2,978,793 shares to employees, directors and consultants. All options were granted under GoTo.com's 1998 Stock Plan at exercise prices at or above the fair market value of GoTo.com's common stock on the date of grant, as determined in good faith by the Board. All options have a term of ten years. Optionees may pay the exercise price by cash, check or delivery of already-owned shares of GoTo.com's common stock. All options are immediately exercisable upon grant; however, any unvested shares are subject to repurchase by GoTo.com at their cost in the event of the optionee's termination of employment.

                                                                                                      POTENTIAL
                                                   INDIVIDUAL GRANTS                              REALIZABLE VALUE
                               --------------------------------------------------------               AT ASSUMED
                                  NUMBER       % OF TOTAL                                          ANNUAL RATES OF
                                    OF           OPTIONS                                             STOCK PRICE
                                SECURITIES     GRANTED TO                                          APPRECIATION FOR
                                UNDERLYING     EMPLOYEES       EXERCISE                              OPTION TERM
                                 OPTIONS        IN LAST         PRICE        EXPIRATION     --------------------------
NAME                             GRANTED      FISCAL YEAR     ($/SHARE)         DATE             5%             10%
-----                           ----------    ------------    ---------      ----------     -----------    -----------
Jeffrey S. Brewer..........       100,000          3.4%         $12.00         06/07/09      $   754,674    $ 1,912,491
James B. Gallinatti Jr. ...            --           --             --                 --              --             --

AGGREGATE OPTION EXERCISES DURING THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth for each of the named executive officers the number of shares acquired and the value realized upon exercise of stock options during the year ended December 31, 1999 and the number of shares subject to exercisable and unexercisable stock options held as of December 31, 1999.

     The "Value of Unexercised In-the-Money Options at December 31, 1999" is based on the closing price of GoTo.com's common stock on December 31, 1999, which was $58.75.

     All options were granted under GoTo.com's 1998 Stock Plan. All options are immediately exercisable upon grant; however, any unvested shares are subject to repurchase by GoTo.com at their cost in the event of the optionee's termination of employment.

                                                                 NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                  SHARES                     OPTIONS AT DECEMBER 31, 1999       DECEMBER 31, 1999($)
                                ACQUIRED ON       VALUE      -----------------------------  ---------------------------
NAME                             EXERCISE       REALIZED      EXERCISABLE    UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
----                            ------------    --------     ------------    -------------  -----------   -------------
Jeffrey S. Brewer(1).......     1,586,869(1)    $3,729,142      100,000(3)           --      $ 4,675,000           --
James B. Gallinatti Jr.....       228,500(2)    $  792,425      152,349(4)           --      $ 8,927,651           --

(1) Of these shares, 528,956 are subject to a right of repurchase by GoTo.com at a price of $0.15 per share as of December 31, 1999.

(2) Of these shares, 76,160 are subject to a right of repurchase by GoTo.com at a price of $0.15 per share as of December 31, 1999.

(3) Of these shares, 80,000, if purchased, would be subject to a right of repurchase by GoTo.com at a price of $12.00 per share as of December 31, 1999.

(4) All these shares, if purchased, would be subject to a right of repurchase by GoTo.com at a price of $0.15 per share as of December 31, 1999.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD

     The Compensation Committee of the Board includes two non-employee directors. The Compensation Committee reviews and makes recommendations to the Board on salaries, bonuses and other benefits payable to GoTo.com's executive officers. It also administers GoTo.com's employee stock plans.

     Compensation Goals. The Compensation Committee makes recommendations to the Board on compensation for executive officers to align business objectives with performance, and to attract, retain and reward executive officers who contribute to our long-term success. Our compensation programs, including those for executive officers, share these characteristics:

o We offer a compensation program to attract and retain the best people in the industry. To ensure that pay is competitive, we review the compensation practices of other leading companies in the industry.

o Executive officers are compensated based upon corporate, departmental and individual performance. Corporate and departmental performance are evaluated by reviewing whether strategic and business plan goals are met. Individual performance is evaluated by measuring organizational progress against set objectives.

o We strive for fairness to achieve a balance in compensation paid to the executives within GoTo.com and in comparable companies. We believe that the contributions of each member of the executive staff are vital to our success.

o We believe that employees should understand the performance evaluation and compensation programs. At the beginning of the performance cycle, key semi-annual and annual objectives are set for each officer. The Chief Executive Officer gives ongoing feedback on performance to each officer. At the end of the performance cycle, the Compensation Committee evaluates the accomplishments of the key objectives in making its decisions on merit increases and stock option grants.

     Compensation Components. GoTo.com's compensation program has two elements, base salary and benefits. Combined, these two elements should yield a total compensation package that is competitive in the industry. Our compensation packages enable us to attract and retain highly skilled employees, provide useful products and services to customers, enhance shareholder value, motivate technological innovation, and reward performance:

     Base Salary. The Committee sets base salary for officers by reviewing the compensation levels for similar positions in comparable companies in the industry. Base salaries are adjusted based on the individual's performance.

     Stock Options. Our 1998 Stock Plan provides for the grant of incentive stock options to employees (including officers and employee directors) and for the grant of nonstatutory stock options and stock purchase rights to employees, directors and consultants. The 1998 Stock Plan seeks to align the interests of our employees with those our stockholders and nurture our employees' long-term interest in GoTo.com's success. The options become available for purchase over a defined period to encourage employees to continue their employment with GoTo.com.

Compensation Committee of the Board                      Jeffrey Brewer
                                                          William Gross
                                                          Robert Kavner

                        COMPARISON OF STOCKHOLDER RETURN

     The following graph compares the cumulative total stockholder return on GoTo.com's Common Stock since the date of our initial public offering (June 18, 1999) through the fiscal year ended December 31, 1999, with the NASDAQ Stock Market Index for U.S. Companies ("NASDAQ Market Index") and the Hambrecht & Quist Internet Index ("H&Q Internet Index"). The graph is based on the assumption that $100 was invested in each of GoTo.com's Common Stock, the NASDAQ Market Index and the H&Q Internet Index on June 18, 1999.

                               [PERFORMANCE GRAPH]

     The stock price performance on this graph is not necessarily an indicator of future price performance.

--------------------------------------------------------------------------------
                                             6/18/99     9/30/99    12/31/99
--------------------------------------------------------------------------------
GoTo.com, Inc.                               $100.00     $347.50     $391.67
--------------------------------------------------------------------------------
NASDAQ Market Index                          $100.00     $113.73     $168.52
--------------------------------------------------------------------------------
H&Q Internet Index                           $100.00     $118.28     $228.97
--------------------------------------------------------------------------------

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on a review of forms filed or written notice that no annual forms were required, we believe that from June 18, 1999 to December 31, 1999, our officers, directors and 10% stockholders timely filed all reports and reported all transactions required under Section 16 of the Securities Exchange Act, except that James B. Gallinatti Jr., an executive officer of GoTo.com, failed to timely file a Form 4 for the sale of certain shares of GoTo.com in November 1999. Mr. Gallinatti Jr. filed a Form 5 reporting the sale 67 days later.

                                  OTHER MATTERS

     Proposals Intended to be Presented at Next Annual Meeting. Proposals of stockholders intended to be presented at GoTo.com's 2001 Annual Meeting of Stockholders must be received by GoTo.com for inclusion in GoTo.com's Proxy Statement and form of proxy no later than December 27, 2000.

     Other Matters. Management knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Proxy Solicitation. The expense of solicitation of proxies will be borne by GoTo.com. In addition to solicitation of proxies by mail, certain officers, directors and GoTo.com employees who will receive no additional compensation for their services may solicit proxies by telephone, telegraph or personal interview. GoTo.com is required to request brokers and nominees who hold stock in their name to furnish this proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

     Annual Report. GoTo.com will provide a copy of its Annual Report for the year ended December 31, 1999, without charge, to any stockholder who makes a written request to Todd Tappin, Secretary, GoTo.com, Inc. 74 N. Pasadena Avenue, Third Floor, Pasadena, California 91103.

                                By Order of the Board of Directors

                                /s/ Todd Tappin
                                    -------------------------------------
                                    Todd Tappin
                                    Chief Financial Officer and Secretary

Pasadena, California
April 26, 2000

           This Proxy is solicited on behalf of the Board of Directors


                       2000 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 25, 2000

     The undersigned shareholder(s) of GoTo.com, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of 2000 Annual Meeting of Stockholders and Proxy Statement, each dated April 26, 2000, and hereby appoints Ted Meisel and Todd Tappin, jointly and severally, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of GoTo.com, Inc., to be held May 25, 2000, at 10:00 a.m., local time, at the Sheraton Universal Hotel at 333 Universal Terrace Parkway, Universal City, California 91608, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side:

     The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3. If any other matters properly come before the meeting, the persons named in this proxy will vote, in their discretion, provided that they will not vote in the election of directors for persons for whom authority to vote has been withheld.

             (continued, and to be signed and dated on reverse side)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                             YOUR VOTE IS IMPORTANT
                        YOU CAN VOTE IN ON OF THREE WAYS:

1.   Vote by Internet at our Internet Address: http://www.eproxy.com/GoTo.com
                                       or
2.   Call toll free 1-800-840-1208 on a Touch-Tone Telephone.
                                       or
3. By mail - by promptly returning your completed proxy card in the enclosed envelope.
--------------------------------------------------------------------------------

              THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3

1.   Election of Directors

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided to the right.) ______________________

       01 Jeffrey S. Brewer                     02 Robert Kavner

       [ ] FOR nominees listed above            [ ] WITHHOLD authority
       (except as indicated)                    for all nominees listed above

2. Proposal to amend the 1998 Stock Plan to increase the shares of Common Stock reserved for issuance by an additional 5 million shares and to increase the percentage of annual increase in the shares of Common Stock reserved for issuance from 4% to 5%

        [ ] FOR                   [ ] AGAINST                [ ] ABSTAIN

3. Proposal to ratify the appointment of Ernst & Young LLP as GoTo.com's independent auditors for fiscal 2000

        [ ] FOR                   [ ] AGAINST                [ ] ABSTAIN

4. And in their discretion, upon such other matters which may properly come before the meeting or any adjournment or adjournments thereof.

                                Address change? Mark the box [ ]
                                indicate change at left.

                                Dated________________, 2000

                                ---------------------------------------

                                ---------------------------------------
                                Signature(s) of Shareholders(s) in Box

                                PLEASE SIGN exactly as name appears at left.
                                Joint owners should each sign. Executors, administrators, trustees, etc. should so indicate when signing. If signer is a corporation, please sign full name by duty authorized officer.

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

                             YOUR VOTE IS IMPORTANT
                        YOU CAN VOTE IN ON OF THREE WAYS:

    Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                                VOTE BY INTERNET
                          24 HOURS A DAY, 7 DAYS A WEEK
 Follow the instructions at our Internet Address: http://www.eproxy.com/GoTo.com

                                       or

                                  VOTE BY PHONE
                          HAVE YOUR PROXY CARD IN HAND.
       Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day, 7 days a week.

                                       or

                               VOTE BY PROXY CARD
         Mark, sign and date your proxy card and return promptly in the enclosed envelope.


NOTE: IF YOU VOTED BY INTERNET OR TELEPHONE, THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD.


THANK YOU FOR VOTING.